TENTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

TENTH AMENDMENT, dated as of September 27, 2010, to the Credit Agreement referred to below (this "Amendment"), by and among DICK'S SPORTING GOODS, INC., a Delaware corporation (the "Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders party to such Credit Agreement (in such capacity, the "Agent"), and the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties signatory thereto, the Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrower, Agent and Required Lenders have agreed to amend certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the "Amended Credit Agreement").
    Amendments to Credit Agreement. The Credit Agreement is hereby amended as of the Effective Date (as defined below) as follows:
      Amendment to Section 1.1(g) of the Credit Agreement. Section 1.1(g) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "(g) Non-Funding Lenders.

      (i) Responsibility. The failure of any Non-Funding Lender to make any Loan, incur any Letter of Credit Obligation or make any payment required by it hereunder, or to fund any purchase of any participation to be made or funded by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Loan, incur such Letter of Credit Obligation, make any payment required by it hereunder, or fund the purchase of any such participation on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan, incur a Letter of Credit Obligation, make any payment required by it hereunder, or fund the purchase of a participation.

      (ii) Reallocation. If any Lender is a Non-Funding Lender or Impacted Lender, all or a portion of such Non-Funding Lender's or Impacted Lender's Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) shall, at Agent's election at any time or upon any L/C Issuer's written request delivered to Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Loans (calculated as if the Non-Funding Lender's or Impacted Lender's Commitment Percentage was reduced to zero and each other Lender's Commitment Percentage had been increased proportionately), provided that no Lender shall be reallocated any such amounts or be required to fund any amounts that would cause the sum of its outstanding Loans and outstanding Letter of Credit Obligations to exceed its Revolving Credit Commitment. Upon any Lender ceasing to be a Non-Funding Lender or Impacted Lender, any reallocation occurring pursuant to this Section 1.1(g)(ii) as a result of such Lender becoming a Non-Funding Lender or Impacted Lender shall no longer be in effect.

      (iii) Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 11.1, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be, or have its Loans and Revolving Credit Commitments, included in the determination of "Required Lenders" or "affected Lender" pursuant to Section 11.1) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Revolving Credit Commitment of a Non-Funding Lender may not be increased, (B) the principal of a Non-Funding Lender's Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced. Moreover, for the purposes of determining Required Lenders, the Loans, Letter of Credit Obligations, and Revolving Credit Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Credit Commitments outstanding.

      (iv) Borrower Payments to a Non-Funding Lender. Agent shall be entitled to hold, in a non-interest bearing account, all portions of any payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral. Agent is hereby authorized to use such cash collateral to pay in full the Aggregate Excess Funding Amount to the appropriate Lenders thereof, and then, to hold as cash collateral the amount of such Non-Funding Lender's pro rata share, without giving effect to any reallocation pursuant to Section 1.1(g)(ii), of all funding obligations until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Revolving Credit Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender's failure to fund Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Loan or amount of the participation required to be funded and, if necessary to effectuate the foregoing, the other Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Loans or Letter of Credit participation interests from the other Lenders until such time as the aggregate amount of the Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Lenders in accordance with their Commitment Percentages. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Loans that are Index Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (v) below or ceases to be a Non-Funding Lender pursuant to definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender. The "Aggregate Excess Funding Amount" of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, and other Lenders under the Loan Documents, including such Lender's pro rata share of all Loans and Letter of Credit Obligations, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to Section 1.1(g)(ii).

      (v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent, on behalf of the applicable Lenders, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

      (vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender's portion of the Non-use Fee during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 1.1(g)(ii), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Lenders.

      (vii) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Credit Notes (including exercising any rights of off-set) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Credit Notes shall be taken in concert and at the direction or with the consent of Agent or Required Lenders and not individually by a single Lender."

      Amendment to Section 1.6(a) of the Credit Agreement. Section 1.6(a) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

      "For purposes of this Section 1.6(a), the Revolving Credit Commitment of any Non-Funding Lender shall be deemed to be zero."

      Amendment to Section 1.12(b) of the Credit Agreement. Section 1.12(b) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

      "If a Non-Funding Lender receives any such payment as described in the first sentence of this Section 1.12(b), such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 1.1(g)."

      Amendment to Section 1.22 of the Credit Agreement. Section 1.22 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "Within fifteen (15) days after Borrower (i) receives written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.17(a), 1.19 or 1.20, (ii) has knowledge that one or more Lenders has become an Impacted Lender or Non-Funding Lender, or (iii) receives written notice from Agent that one or more Lenders has become an Impacted Lender or a Non-Funding Lender under clause (b), (c) or (d) of the definition thereof (which notice will be promptly provided by Agent in the event that Agent receives written notice from said Lender with respect to clause (b) of the definition of Non-Funding Lender, if Agent obtains knowledge of the circumstances set forth in clause (c) of the definition of Non-Funding Lender, or upon Agent's reasonable determination that an Impacted Lender or a Non-Funding Lender under clause (d) of the definition thereof exists; provided, that Agent shall have no liability for any failure to provide, delay in providing, error or mistake in or omission from, any such notice), Borrower may, at its option, notify Agent and such Affected Lender, Non-Funding Lender or Impacted Lender, as applicable, of its intention to replace said Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, Non-Funding Lender or Impacted Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender, Non-Funding Lender or Impacted Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Revolving Credit Loans held by the Affected Lender, Non-Funding Lender or Impacted Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender, Non-Funding Lender or Impacted Lender for any additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, unless Borrower has obtained a Replacement Lender within ninety (90) days after Borrower obtains knowledge or notice that such Lender is a Non-Funding Lender or an Impacted Lender, Agent may of its own accord, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment and Acceptance on behalf of such Non-Funding Lender or Impacted Lender at any time with three (3) Business Days' prior notice to such Lender and, so long as no Default has occurred and is continuing, upon the consent of Borrower, which shall not be unreasonably withheld or delayed, and cause such Lender's Loans and Revolving Credit Commitments to be sold and assigned, in whole or in part, at par. Upon any such replacement, assignment and payment and compliance with the other provisions of Section 10.2, such replaced Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

      Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this Section 1.22, only with respect to the particular Affected Lender and with respect to the particular event or series of events at that time that triggered a determination regarding the particular Affected Lender, shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.17(a), 1.19 and 1.20."

      Amendments to Section 6.2 of the Credit Agreement.
          Section 6.2(c) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

          "(c) Investments in Cash Equivalents and Permitted Investments, which are subject to a first priority perfected Lien of Agent for the benefit of Lenders; provided that such Investments need not be subject to a first priority perfected Lien of Agent if (i) there are no Revolving Loans or Letter of Credit Obligations outstanding, (ii) (A) Excess Availability is less than or equal to 50% of the lesser of (1) the Aggregate Revolving Credit Commitment and (2) the Borrowing Base and (B) the aggregate outstanding principal amount of such Cash Equivalents and Permitted Investments does not exceed $25,000,000, or (iii) (A) Excess Availability is more than 50% of the lesser of (1) the Aggregate Revolving Credit Commitment and (2) the Borrowing Base and (B) the aggregate outstanding principal amount of such Cash Equivalents and Permitted Investments does not exceed $50,000,000; provided further that the aggregate outstanding principal amount of such Cash Equivalents and Permitted Investments shall not exceed $0 at any time after Agent has the right to deliver an Activation Notice (whether or not such Activation Notice has been delivered or rescinded) in accordance with Annex B;"

          Section 6.2 of the Credit Agreement is hereby amended by deleting the word "and" before clause (j) where it appears therein and adding new clauses (k), (l) and (m) immediately after clause (j) as follows:

      "; (k) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business; provided that (i) all such loans and advances shall not exceed $15,000,000 in the aggregate outstanding at any time and (ii) no Default or Event of Default has occurred and is continuing both before and after giving effect to any such loans or advances;

      (l) Investments in foreign Subsidiaries of Borrower not to exceed $25,000,000 in the aggregate outstanding at any time; provided that no Default or Event of Default has occurred and is continuing both before and after giving effect to any such Investment; and

      (m) any other Investments not to exceed $25,000,000 (the "Investment Cap") in the aggregate outstanding at any time in joint ventures or domestic Subsidiaries of Borrower that are not Loan Parties; provided that (i) no Default or Event of Default has occurred and is continuing both before and after giving effect to any such Investment and (ii) the Investment Cap shall not apply if Excess Availability (as determined on a pro forma basis for each of the twelve fiscal months following the making of such Investment) is greater than twenty percent (20%) of the Aggregate Revolving Credit Commitment."

      Amendments to Section 6.3 of the Credit Agreement.
          Section 6.3(c) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

          "(c) (x) Capital Lease Obligations (including any such Capital Lease Obligations set forth in Schedule 6.3) and (y) Indebtedness (including any such Indebtedness set forth in Schedule 6.3), in each case, incurred to finance the acquisition or improvement of any fixed or capital assets (including, but not limited to, financing construction of (i) new stores and (ii) buildings adjacent to new or existing stores on land (A) which was purchased (or in the case of land and buildings, purchased or purchased, sold and leased back) for the sole purpose of the construction of a store and (B) which constitutes the excess portion of land purchased (or in the case of land and buildings, purchased or purchased, sold and leased back) in a transaction where the minimum amount of land required to be purchased (or in the case of land and buildings, purchased or purchased, sold and leased back) in such transaction exceeded that necessary for such store ("Adjacent Construction") (in each case, which may include land acquisition costs and related site work, demolition of existing structures and costs related to preparing outparcels or other excess land for sale or lease), but excluding any other real estate or real property), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (i) the holders of such Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome in any material respect to the obligor or obligors than those contained in the Indebtedness being extended, renewed or replaced and (ii) if requested by Agent, the Loan Parties will use commercially reasonable efforts to cause the holder of such Indebtedness to enter into an intercreditor agreement with Agent, providing for access and use of the property during a liquidation on terms reasonably satisfactory to Agent;"

          Section 6.3(k) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

          "(k) at any time after consummation of the Merger, any other unsecured Indebtedness of Borrower not to exceed $200,000,000 in the aggregate at any time outstanding;"

          Section 6.3 of the Credit Agreement is hereby amended by deleting the word "and" before clause (o) where it appears therein and adding a new clause (p) immediately after clause (o) as follows:

      "; and (p) Indebtedness in respect of Synthetic Lease Obligations incurred solely for the purpose of financing new stores and Adjacent Construction; provided that (i) each transaction under which Synthetic Lease Obligations are incurred must be for a period of at least five (5) years or otherwise satisfactory to Agent, (ii) no Default or Event of Default has occurred and is continuing both before and after giving effect to the incurrence of any such Indebtedness, (iii) Borrower has no obligation (but has an option) under the terms of the Synthetic Lease to purchase the property the subject of the Synthetic Lease from the lessor (or owner) upon the expiration of such Synthetic Lease and (iv) the amount of all such Synthetic Lease Obligations (A) incurred in any Fiscal Year shall not exceed $50,000,000 in the aggregate during such Fiscal Year and (B) outstanding at any one time shall not exceed $250,000,000 in the aggregate."

      Amendment to Section 6.6 of the Credit Agreement. Section 6.6 of the Credit Agreement is hereby amended by deleting the word "and" before clause (g) where it appears therein and adding a new clauses (h) and (i) immediately after clause (g) as follows:

      "(h) unsecured guarantees provided in the ordinary course of business in connection with sporting events for which Borrower is providing sponsorship; and

      (i) guarantees incurred for the benefit of any other Loan Party, guarantying such Loan Party's Synthetic Lease Obligations permitted under Section 6.3(p)."

      Amendments to Section 6.7 of the Credit Agreement.
          Section 6.7(c) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

          "(c) Liens (i) on fixed or capital assets acquired by any Loan Party which are permitted under Section 6.3(c), so long as (A) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), (B) the Indebtedness secured thereby does not exceed 100% of the cost of acquisition or improvement of such fixed or capital assets, and (C) such Liens shall not extend to any other property or assets of the Loan Parties; (ii) incurred solely for the purpose of financing the construction of the New Dick's HQ, which Liens do not apply to any property or assets of the Loan Parties other than the real estate so financed, and (iii) granted pursuant to the Bank of America Lease and the Collateral Assignment of Purchase Agreement, in each case as in effect on February 28, 2007, to secure, among other things, the obligations evidenced by the Progress Payment Promissory Note;"

          Section 6.7 of the Credit Agreement is hereby amended by deleting the word "and" before clause (g) where it appears therein and adding a new clause (h) immediately after clause (g) as follows:

      "; and (h) Liens securing Indebtedness permitted under Section 6.3(p); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness."

      Amendment to Section 6.8(e) of the Credit Agreement. Section 6.8(e) of the Credit Agreement is hereby amended by deleting the word "and" before clause (e) where it appears therein and adding a new clause (f) immediately after clause (e) as follows:

      ", and (f) ground leases entered into with lessors in connection with (i) any Synthetic Lease transaction; provided that the Indebtedness in respect of the related Synthetic Lease Obligation is permitted under Section 6.3(p) or (ii) any Capital Lease transaction; provided that the Indebtedness in respect of the related Capital Lease Obligation is permitted under Section 6.3(c)."

      Amendment to Section 6.12(b) of the Credit Agreement. Section 6.12(b) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "(b) Subject to Section 6.5(a)(ii), Borrower may make dividends and distributions in the form of Stock to its Stockholders, and in connection with mergers as permitted by Section 6.1(a)(iv)."

      Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting the word "and" before clause (j) where it appears therein and adding a new clause (k) immediately after clause (j) as follows:

      "; and (k) Borrower may make dividends in the form of cash or common stock to its Stockholders; provided that (i) no Default or Event of Default has occurred and is continuing both before and after giving effect to the making of any such dividend and (ii) immediately prior to, and immediately after giving effect to, the making of any such dividend, Excess Availability is greater than twenty percent (20%) of the Aggregate Revolving Credit Commitment."

      Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "6.14 Sale-Leasebacks. No Loan Party shall enter into any sale-leaseback, synthetic lease or similar transaction involving any of its property or assets except pursuant to a (a) Permitted Sale and Leaseback Transaction or (b) Synthetic Lease transaction; provided that the Indebtedness in respect of the related Synthetic Lease Obligation is permitted under Section 6.3(p).

      Amendment to Section 6.19 of the Credit Agreement. Section 6.19 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "6.19 Limitation on Negative Pledge Clauses. No Loan Party shall directly or indirectly, enter into any agreement (other than the Loan Documents and the Merger Agreement), with any Person which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than in connection with (i) any Indebtedness permitted under Section 6.3(c) secured by a Lien permitted hereunder on assets of the Loan Parties so long as such prohibition or limitation in any documentation governing or relating to such Indebtedness extends only to such assets securing such Indebtedness or (ii) any Synthetic Lease transaction; provided that (A) the Indebtedness in respect of the related Synthetic Lease Obligation is permitted under Section 6.3(p) and (B) such prohibition or limitation in any documentation governing or relating to such Synthetic Lease or related Synthetic Lease Obligations extends only to the property the subject of the Synthetic Lease."

      Amendment to Section 6.21(a) of the Credit Agreement. Section 6.21(a) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "(a) renew (by amendment, modification or otherwise) any lease of real property or similar agreements other than (i) renewals of existing leases of real property upon terms that are not less favorable than then current market terms and (ii) renewals of Synthetic Leases in accordance with and pursuant to any existing renewal options set forth in such Synthetic Leases; provided that the Indebtedness in respect of the related Synthetic Lease Obligation is permitted under Section 6.3(p), or"

      Amendment to Section 8.1(d) of the Credit Agreement. Section 8.1(d) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety as follows:

      "(d) A default shall occur under any other agreement, document or instrument to which any Loan Party is a party or by which any such Loan Party or its property is bound, and such default (i) involves the failure to make any payment (after expiration of any applicable grace period), whether of principal, interest or otherwise, due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of such Loan Party in an aggregate amount exceeding $50,000,000 or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $50,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment."

      Amendment to Section 10.2(a) of the Credit Agreement. Section 10.2(a) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

      "Notwithstanding anything set forth herein to the contrary, Lenders cannot make assignments to Non-Funding Lenders or Impacted Lenders."

      Amendment to Section 11.1 of the Credit Agreement. Section 11.1 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

      "Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be, or have its Loans and Commitments, included in the determination of "Required Lenders" or "affected Lenders" pursuant to this Section 11.1) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an "affected Lender" for purposes of Section 11.1(a) solely with respect to an increase in such Non-Funding Lender's Revolving Credit Commitment, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Loans and Revolving Credit Commitment held by Non-Funding Lenders shall be excluded from the total Loans and Revolving Credit Commitments outstanding."

      Amendments to Annex A to the Credit Agreement. Annex A of the Credit Agreement is amended by:
          amending and restating the following definitions to read as follows:

          "Fixed Charge Coverage Ratio" shall mean, with respect to any period, the ratio of the following for such period of Borrower and its Subsidiaries determined in accordance with GAAP: (a) EBITDA plus the aggregate amount of Net Proceeds received during any such period by Borrower or any of its Subsidiaries from a sale of Fixtures and Equipment (including the proceeds received by Borrower or any such Subsidiaries in a Permitted Sale and Leaseback Transaction), permitted under Section 6.8 of this Agreement; less Capital Expenditures which are not financed through Operating Leases to (b) the sum of (i) Interest Expense plus (ii) principal paid on Indebtedness (including Capitalized Lease Obligations but excluding the principal of the Revolving Credit Loan) or required to be paid during such period plus (iii) taxes to the extent accrued or otherwise payable with respect to such period plus (iv) all regular cash dividends (as distinguished from extraordinary or non-recurring cash dividends) payable by Borrower on Stock in respect of such period."

          "Indebtedness" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business that are not unpaid for more than 90 days past the stated due date therefor), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in an event of default may be limited to repossession or sale of such property), (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option contract, foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, commodity purchase or option agreements or other similar agreement or contract designed to protect such Person against fluctuations in interest rates, currency values or commodity prices, as the case may be, or other hedging or derivative agreements, (g) all Synthetic Lease Obligations, (h) all Indebtedness referred to in clause (a), (b), (c), (d), (e), (f) or (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Non-Funding Lender" means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to Borrower, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) any Lender that has, or any Person that directly or indirectly Controls such Lender has, (i) become subject to a voluntary or involuntary case under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.) or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person's assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

          "Permitted Investments" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of three years or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) obligations of state and local governments or agencies thereof (including variable rate demand notes and auction rate securities) with a maturity date or reset period of one year or less from the date of acquisition; (c) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"); (d) corporate notes (including variable rate demand notes, auction rate securities and Eurodollar notes) issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A2 by S&P or at least A by Moody's with a maturity date of two years or less from the date of acquisition; (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (f) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (g) tax-exempt debt securities of municipalities (including state and local governments and their agencies) and corporations with a maturity date or reset period of one year or less from the date of acquisition, including (i) variable rate demand notes and tax and/or revenue anticipation notes which are issued by companies of long-term debt ratings of A or above by S&P or are backed by letters of credit of banks rated at least A-1 by S&P or at least P-1 by Moody's, (ii) municipal tender bonds with long-term debt ratings of A by S&P or A-2 by Moody's and (iii) tax-exempt commercial paper of municipalities that carry minimum ratings of at least A-1 by S&P or at least P-1 by Moody's; and (h) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the type described in clauses (a) through (g) above."

          amending and restating clause (ii)(c) of the definition of "Permitted Sale and Leaseback Transaction" to read as follows:

          (c) the lease pertaining to such assets is an Operating Lease for purposes of GAAP or a Capital Lease;"

          adding the following new definitions in appropriate alphabetical order therein:

      "Adjacent Construction" shall have the meaning assigned to it in Section 6.3(c).

      "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Revolving Credit Commitment divided by the Aggregate Revolving Credit Commitment; provided that following acceleration of the Loans, such term means, as to any Lender, the percentage equivalent of the principal amount of the Loans held by such Lender, divided by the aggregate principal amount of the Loans held by all Lenders.

      "Impacted Lender" means any Lender that fails to provide Agent, within three (3) Business Days following Agent's written request, satisfactory assurance that such Lender will not become a Non-Funding Lender; provided, however, that such determination may be cured by said Lender providing Agent with such assurance to Agent's satisfaction.

      "Synthetic Lease" shall mean any so-called synthetic lease, tax retention operating lease or similar off-balance sheet financing product (a) under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for federal income tax purposes as the owner and (b) pursuant to which the lessee has the option at the expiration of such lease to, among other things, (i) purchase the property the subject of such lease from the lessor (or owner) for the value specified in such lease as the purchase price upon expiration or (ii) sell such property on behalf of the lessor to a buyer unaffiliated with the lessee and to the extent that the net proceeds from such sale are less than the value specified in such lease (which value typically represents the unamortized cost of the property (including any construction thereon)), make a payment to the lessor (or owner) in an amount up to such difference (the "Residual Value Guarantee Payment"). For the avoidance of doubt, and notwithstanding the characterization of Synthetic Lease Obligations as Indebtedness under this Agreement, for purposes of calculating EBITDA and the Fixed Charge Coverage Ratio, payments made pursuant to a Synthetic Lease (including rent, the purchase price to purchase a property subject of such lease or the Residual Value Guarantee Payment) shall be accounted for and treated as required under GAAP, whether characterized as interest and principal or as rent (but in any case, not both)."

      "Synthetic Lease Obligation" shall mean, as to any Person with respect to any Synthetic Lease at any time of determination, the amount set forth in such Synthetic Lease or related documentation as the amount that the lessee is required to pay the lessor (owner) in order to purchase the property the subject of such Synthetic Lease upon expiration of such Synthetic Lease (the "Purchase Price"); provided, however, that if such Purchase Price is not known and quantifiable upon execution of such Synthetic Lease, (i) the Purchase Price shall be determined based on estimates or projections as are set forth in such Synthetic Lease or related documentation, and if no such estimates or projections are set forth in such Synthetic Lease or related documentation, then the Purchase Price shall be calculated as reasonably determined by Borrower, based on all relevant information known at such time, (ii) Borrower shall provide to Agent on the date of execution of such Synthetic Lease a written certification of an Executive Officer of Borrower (A) setting forth the calculations, assumptions, estimates, projections and all other relevant information known at such time upon which Borrower relied to determine the Purchase Price and (B) certifying that the calculation of the Purchase Price is reasonable in light of such assumptions, estimates, projections and other relevant information , and (iii) any such calculation and determination of the Purchase Price shall be reasonably acceptable to Agent. Any calculation of the Purchase Price determined in accordance with the proviso above shall be revised (x) as appropriate to reflect the actual Purchase Price under such Synthetic Lease as soon as such Purchase Price becomes known and quantifiable, and (y) in a manner reasonably acceptable to Agent. In no event shall rental or other minimum payments be included in the calculation of Synthetic Lease Obligation."

      Amendments to Annex F to the Credit Agreement. Annex F of the Credit Agreement is amended by inserting a new clause (h) immediately after clause (g) as follows:

    "(h) Non-Funding Lenders; Impacted Lenders. Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to issue any Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 1.22 or 11.1, (ii) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Revolving Credit Commitments of the other Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Lenders in a manner consistent with Section 1.1(g)(ii)."

    Representations and Warranties. To induce the Agent to enter into this Amendment, the Borrower hereby represents and warrants that, after giving effect to this Amendment:
      Each of the execution, delivery and performance by the Borrower and each other Loan Party which is party to the Guaranty of this Amendment and the performance of the Amended Credit Agreement are (i) within the Borrower's and each such Loan Party's corporate or similar powers and have been duly authorized by all necessary corporate or similar action (including, if applicable, the consent of shareholders); (ii) do not contravene any provision of any Loan Party's charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, material agreement or other material instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of the Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.
      This Amendment has been duly executed and delivered by or on behalf of the Borrower and each other Loan Party which is party to the Guaranty.
      Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower and each Loan Party signatory thereto enforceable against the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
      As of the Effective Date and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
      No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party signatory hereto, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
      All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.
    Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of (a) any representation or warranty in any material respect as of the date when made or deemed made and (b) any covenant or agreement, in each case, in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
    No Other Amendments/Waivers. Except as expressly provided for herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
    Affirmation of Obligations. Each of the Loan Parties signatory hereto hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in its Collateral pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.
    Waiver of Claims. The Borrower and the other Loan Parties signatory hereto hereby acknowledge and agree that as of September 27, 2010, (a) the aggregate outstanding amount of the Revolving Credit Loan is $0.00 and (b) Letters of Credit are outstanding having an undrawn amount of $21,580,640.18, and that such amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. The Borrower and each other Loan Party hereby waive, release, remise and forever discharge the Agent, the Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which the Borrower ever had, now has or might hereafter have against the Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of the Agent or such Lender or any other Indemnified Person on or prior to the Effective Date.
    Fees and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse the Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
    Effectiveness. This Amendment shall become effective as of September 27, 2010 (the "Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
      Amendment. The Agent shall have received this Amendment duly executed and delivered by the Agent, Required Lenders and the Borrower and acknowledged by the other Loan Parties.
      Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Effective Date.
    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
    Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other method of electronic transmission with the same force and effect as if it were a manually executed and delivered counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK'S SPORTING GOODS, INC.

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Executive Vice President and
Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By: /s/ Peter Foley

Name: Peter Foley

Its: Duly Authorized Signatory

WELLS FARGO RETAIL FINANCE, LLC, as a Lender

By: /s/ Joseph Burt

Name: Joseph Burt

Title: Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Matthew Kasper

Name: Matthew Kasper

Title: Relationship Manager

BANK OF AMERICA, N.A., as a Lender

By: /s/ Andrew Cerassi

Name: Andrew Cerassi

Title: Senior Vice President

PNC BANK, National ASSOCIATION, as a Lender

By: /s/ Richard F. Muse, Jr.

Name: Richard F. Muse, Jr.

Title: Senior Vice President

JP MORGAN CHASE BANK, N.A., as a Lender

 By: /s/ Thomas G. Williams

Name: Thomas G. Williams

Title: Vice President/Account Executive

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Joseph Burt

Name: Joseph Burt

Title: Director

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By: /s/ Don Cmar

Name: Don Cmar

Title: Vice President

Each of the undersigned Loan Parties hereby (i) acknowledges each of the amendments to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.

AMERICAN SPORTS LICENSING, INC.

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: President

DSG OF VIRGINIA, LLC

By: /s/ Lee J. Belitsky

Name: Lee J. Belitsky

Title: Secretary

GALYAN'S TRADING COMPANY, LLC

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Executive Vice President and
Chief Financial Officer of Dick's
Sporting Goods, Inc. its sole member

GALYAN'S NEVADA, INC.

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Secretary and Treasurer

GALYAN'S OF VIRGINIA, INC.

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Secretary and Treasurer

GOLF GALAXY, LLC

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Executive Vice President and
Chief Financial Officer of Dick's
Sporting Goods, Inc. its sole member

GOLF GALAXY GOLFWORKS, INC.

By: /s/ Joseph R. Oliver

Name: Joseph R. Oliver

Title: Vice President

CHICK'S SPORTING GOODS, LLC

By: /s/ Timothy E. Kullman

Name: Timothy E. Kullman

Title: Executive Vice President and
Chief Financial Officer of Dick's
Sporting Goods, Inc. its sole member